Exhibit 99.1

Luna Innovations Reports Second-Quarter 2022 Results
Reaffirms 2022 Outlook

Highlights
•Total revenues of $26.2 million for the three months ended June 30, 2022, up 19% compared to the three months ended June 30, 2021
•Gross margin of 61% for the three months ended June 30, 2022, compared to 57% for the three months ended June 30, 2021
•Net loss of $2.4 million for the three months ended June 30, 2022, compared to net loss of $0.2 million for the three months ended June 30, 2021; primarily due to $1.8 million benefit from tax and discontinued operations in the second quarter 2021
•Adjusted EBITDA of $1.2 million for the three months ended June 30, 2022, compared to $1.0 million for the three months ended June 30, 2021
•Adjusted EPS of $(0.02) for the three months ended June 30, 2022, compared to $0.03 for the three months ended June 30, 2021; impacted by discontinued operations and associated taxes

(ROANOKE, VA, August 11, 2022) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and six months ended June 30, 2022.

"As I reflect on the first half of 2022, I'm pleased with the team's top-line performance and ability to navigate ongoing macroeconomic and market factors," said Scott Graeff, President and Chief Executive Officer of Luna. "We achieved double-digit revenue growth for the second-quarter in nearly all of our product lines, and I'm proud of the Luna team for their accomplishments. The team's focus and execution will carry us through the remainder of 2022 and will allow us to achieve growth in each business. This, combined with strong bookings, gives me the confidence to reaffirm our 2022 outlook."

Graeff continued, "We've recently completed several acquisitions and one large divestiture. As with all transactions, we are reviewing expense infrastructure to ensure operational efficiency. The strategic actions that we've recently undertaken to enhance operations, expand our IP portfolio and refresh product lines are gaining momentum. As a result, today Luna is a clear leader and a company fully focused on Enabling the Future with Fiber."

Second-Quarter Fiscal 2022 Financial Summary
Highlights of the financial results for the three months ended June 30, 2022 are:

	Three Months Ended June 30,		Change
(in thousands, except share and per share data)	2022	2021
Revenues	$26,162	$21,965	19%

Gross profit	15,963	12,581	27%
Gross margin	61%	57%

Operating expense	18,425	14,615	26%
Operating loss	(2,462)	(2,034)
Operating margin	(9)%	(9)%

Other expense, net and income tax (expense)/benefit	(480)	873

Net loss from continuing operations	$(2,942)	$(1,161)

Income from discontinued operations, net of income taxes	591	931

Net loss	$(2,351)	$(230)

Loss per diluted share (EPS)	$(0.07)	$(0.01)
Adjusted EPS	$(0.02)	$0.03
Diluted weighted average shares outstanding	32,478,736	31,494,563

Adjusted EBITDA	$1,184	$1,021	16%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended June 30, 2022 increased 19% compared to the prior-year period, primarily due to revenue generated by the Lios acquisition.

Gross margin increased to 61% for the three months ended June 30, 2022, compared to 57% for the three months ended June 30, 2021, driven primarily by favorable product mix. Operating loss and margin were $2.5 million and 9% of total revenues, respectively, for the three months ended June 30, 2022, compared to $2.0 million and 9% of total revenues, respectively, for the three months ended June 30, 2021. The increase in operating loss was primarily due to our recent acquisitions, partially offset by lower deal and integration costs.

Net loss was $2.4 million, or $0.07 per fully diluted share, for the three months ended June 30, 2022, compared to net loss of $0.2 million, or $0.01 per fully diluted share, for the three months ended June 30, 2021. Adjusted EPS was $(0.02) for the three months ended June 30, 2022 compared to $0.03 for the three months ended June 30, 2021. The second-quarter 2022 results were impacted by discontinued operations and associated taxes.

Adjusted EBITDA was $1.2 million for three months ended June 30, 2022, compared to $1.0 million for the three months ended June 30, 2021.

Six Months Ended Fiscal 2022 Financial Summary
Highlights of the financial results for the six months ended June 30, 2022 are:

	Six Months Ended June 30,		Change
(in thousands, except share and per share data)	2022	2021
Revenues	48,642	42,962	13%

Gross profit	30,242	24,852	22%
Gross margin	62%	58%

Operating expense	35,069	28,466	23%
Operating loss	(4,827)	(3,614)
Operating margin	(10)%	(8)%

Other expense, net and income tax benefit	543	1,394

Net loss from continuing operations	$(4,284)	$(2,220)

Income from discontinued operations, net of income taxes	11,515	1,672

Net income/(loss)	$7,231	$(548)

Earnings/(loss) per diluted share (EPS)	$0.22	$(0.02)
Adjusted EPS	$0.02	$0.05	(60)%
Diluted weighted average shares outstanding	32,361,560	31,413,451

Adjusted EBITDA	$2,906	$2,352	24%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the six months ended June 30, 2022 increased compared to the prior-year period, primarily due to revenue generated by the Lios acquisition.

Gross margin of $30.2 million for the six months ended June 30, 2022 increased from $24.9 million for the six months ended June 30, 2021 primarily due to higher sales. Operating loss and margin declined to $4.8 million and 10% of total revenues, respectively, for the six months ended June 30, 2022, compared to $3.6 million and 8% of total revenues, respectively, for the six months ended June 30, 2021. The increase in operating loss was primarily due to our recent acquisitions.

Net income was $7.2 million, or $0.22 per fully diluted share, for the six months ended June 30, 2022, compared to a net loss of $0.5 million, or $(0.02) per fully diluted share, for the six months ended June 30, 2021. Adjusted EPS was $0.02 for the six months ended June 30, 2022, compared to $0.05 for the six months ended June 30, 2021.

Adjusted EBITDA was $2.9 million for the six months ended June 30, 2022, compared to $2.4 million for the six months ended June 30, 2021.

2022 Full-Year Outlook
Luna is confirming the 2022 outlook it originally provided on March 14, 2022, which included the mid-March divestiture of Luna Labs and the acquisition of Lios, and also is providing a third-quarter 2022 outlook:
•Total revenue of $109 million to $115 million for the full year 2022
•Adjusted EBITDA of $10 million to $12 million for the full year 2022
•Total revenues in the range of $28 million to $30 million for the third quarter 2022

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA and Adjusted EPS, which exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 8:30 am (ET) today, August 11, 2022, to discuss its financial results for the three and six months ended June 30, 2022. The investor conference call will be accessible by telephone and through the internet. Participants may register using this link to obtain dial-in details. Registration details are also available by visiting www.lunainc.com under the tab "Investor Relations." To participate in the webcast, please follow instructions via the links above at least 15 minutes before the call to download the necessary software and to avoid any delays in listening to the call. A replay of the conference call will be available on the company's website under "Webcasts and Presentations" for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected full year and third quarter 2022 financial results and outlook, and the Company's growth potential. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended June 30, 2022, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets (Unaudited)
 (in thousands, except share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,864	$17,128
Accounts receivable, net	30,422	20,913
Contract assets	3,369	5,166
Inventory	30,754	22,493
Prepaid expenses and other current assets	6,535	3,793
Assets held for sale	—	12,952
Total current assets	75,944	82,445
Property and equipment, net	4,499	2,988
Intangible assets, net	20,399	17,177
Goodwill	28,441	18,984
Operating lease right-of-use assets	4,774	5,075
Other non-current assets	3,214	247
Deferred tax asset	4,612	3,321
Total assets	$141,883	$130,237
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$2,000	$4,167
Accounts payable	3,881	2,809
Accrued and other current liabilities	16,413	9,258
Contract liabilities	4,816	4,649
Current portion of operating lease liabilities	2,449	2,101
Liabilities associated with assets held for sale	—	9,703
Total current liabilities	29,559	32,687
Long-term debt obligations, net of current portion	19,218	11,673
Long-term portion of operating lease liabilities	2,767	3,509
Deferred tax liability	1,357	—
Other long-term liabilities	421	445
Total liabilities	53,322	48,314
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 34,528,065 and 33,855,725 shares issued, 32,752,348 and 32,116,270 shares outstanding at June 30, 2022 and December 31, 2021, respectively	35	34
Treasury stock at cost, 1,784,957 and 1,744,026 shares at June 30, 2022 and December 31, 2021, respectively	(5,542)	(5,248)
Additional paid-in capital	102,043	98,745
Accumulated deficit	(4,345)	(11,575)
Accumulated other comprehensive loss	(3,630)	(33)
Total stockholders’ equity	88,561	81,923
Total liabilities and stockholders’ equity	$141,883	$130,237

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$26,162	$21,965	$48,642	$42,962
Cost of revenues	10,199	9,384	18,400	18,110
Gross profit	15,963	12,581	30,242	24,852
Operating expense:
Selling, general and administrative	15,760	12,805	29,862	23,739
Research, development and engineering	2,665	1,810	5,207	4,727
Total operating expense	18,425	14,615	35,069	28,466
Operating loss	(2,462)	(2,034)	(4,827)	(3,614)
Other income/(expense):
Other income	53	—	74	—
Interest expense, net	(111)	(122)	(224)	(265)
Total other expense, net	(58)	(122)	(150)	(265)
Loss from continuing operations before income taxes	(2,520)	(2,156)	(4,977)	(3,879)
Income tax expense/(benefit)	422	(995)	(693)	(1,659)
Net loss from continuing operations	(2,942)	(1,161)	(4,284)	(2,220)
Income from discontinued operations, net of income tax expense (benefit) of ($856), $101, $166 and $146	591	931	594	1,672
Gain on sale of discontinued operations, net of tax of $3,117	—	—	10,921	—
Net income from discontinued operations	591	931	11,515	1,672
Net (loss)/income	$(2,351)	$(230)	$7,231	$(548)
Net loss per share from continuing operations:
Basic	$(0.09)	$(0.04)	$(0.13)	$(0.07)
Diluted	$(0.09)	$(0.04)	$(0.13)	$(0.07)
Net income per share from discontinued operations:
Basic	$0.02	$0.03	$0.36	$0.05
Diluted	$0.02	$0.03	$0.36	$0.05
Net (loss)/income per share attributable to common stockholders:
Basic	$(0.07)	$(0.01)	$0.22	$(0.02)
Diluted	$(0.07)	$(0.01)	$0.22	$(0.02)
Weighted average shares:
Basic	32,478,736	31,494,563	32,361,560	31,413,451
Diluted	32,478,736	31,494,563	32,361,560	31,413,451

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Six Months Ended June 30,
	2022	2021

Cash flows used in operating activities
Net income/(loss)	$7,231	$(548)
Adjustments to reconcile net income/loss to net cash used in operating activities
Depreciation and amortization	2,694	2,360
Share-based compensation	2,177	1,514
Gain from discontinued operations, net of tax	(10,921)	—
Deferred taxes	(124)	—
Tax benefit from release of valuation allowance	—	475
Change in assets and liabilities
Accounts receivable	(6,555)	(473)
Contract assets	140	763
Inventory	(4,281)	(1,562)
Other current assets	(3,870)	(2,399)
Other long-term assets	646	—
Accounts payable and accrued and other current liabilities	6,123	(2,185)
Contract liabilities	1,196	(826)
Other long term-liabilities	(1,524)	—
Net cash used in operating activities	(7,068)	(2,881)
Cash flows used in investing activities
Acquisition of property and equipment	(1,657)	(551)
Intangible property costs	4	(141)
Proceeds from sale of property and equipment	25	—
Proceeds from sale of discontinued operations	12,973	—
Acquisition of Lios	(22,085)	—
Net cash used in investing activities	(10,740)	(692)
Cash flows provided by/(used in) financing activities
Payments on finance lease obligations	(24)	(24)
Proceeds from borrowings under debt obligations	21,150	—
Payments of debt obligations	(15,772)	(2,072)
Repurchase of common stock	(294)	(420)
Proceeds from ESPP	521	530
Proceeds from the exercise of options	1,158	1,490
Net cash provided by/(used in) financing activities	6,739	(496)
Effect of exchange rate changes on cash and cash equivalents	(1,195)	673
Net decrease in cash and cash equivalents	(12,264)	(3,396)
Cash and cash equivalents-beginning of period	17,128	15,366
Cash and cash equivalents-end of period	$4,864	$11,970

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net (loss)/income	$(2,351)	$(230)	$7,231	$(548)
Net income from discontinued operations	591	931	11,515	1,672
Net loss from continuing operations	(2,942)	(1,161)	(4,284)	(2,220)
Interest expense, net	111	122	224	265
Income tax expense/(benefit)	422	(995)	(693)	(1,659)
Depreciation and amortization	1,538	1,109	2,694	2,309
EBITDA	(871)	(925)	(2,059)	(1,305)
Share-based compensation	934	787	2,000	1,444
Integration and transaction expense	156	991	2,000	1,877
Amortization of inventory step-up	257	168	257	336
Other non-recurring charges (1)	708	—	708	—
Adjusted EBITDA	$1,184	$1,021	$2,906	$2,352

(1) - Other non-recurring charges include customer accommodation, facility consolidation and debt refinancing costs.

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net (loss)/income	$(2,351)	$(230)	$7,231	$(548)
Net income from discontinued operations	591	931	11,515	1,672
Net loss from continuing operations	(2,942)	(1,161)	(4,284)	(2,220)
Share-based compensation	934	787	2,000	1,444
Integration and transaction expense	156	991	2,000	1,877
Amortization of intangible assets	992	766	1,813	1,592
Amortization of inventory step-up	257	168	257	336
Other non-recurring charges (1)	708	—	708	—
Income tax effect on adjustments	(762)	(678)	(1,695)	(1,312)
Adjusted (loss)/income from continuing operations	$(657)	$873	$799	$1,717

Adjusted EPS	$(0.02)	$0.03	$0.02	$0.05

Adjusted weighted average shares (in thousands):
Diluted	32,479	31,495	32,362	31,413
(1) - Other non-recurring charges include customer accommodation, facility consolidation and debt refinancing costs.

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